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                                                                 Exhibit 10.52



                                CONSULTING  AGREEMENT


         CONSULTING AGREEMENT (this "Agreement") dated as of June 1, 1997 (the "Agreement") by and between Xytronyx, Inc., a Delaware corporation (the "Company") and Donna M. Shaw, Ph.D, ("Consultant").

         WHEREAS the Company desires that it be able to call upon the experience and knowledge of Consultant for consultation services and advice;

         WHEREAS Consultant is willing to render such services to the Company on the terms and conditions hereinafter set forth in this Agreement;

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

         1. TERM OF AGREEMENT. Commencing on the Effective Date (as defined below), Consultant shall be retained by the Company for a period of six months, which shall be renewable upon agreement of the parties for additional periods. The initial period and any extensions or renewals thereof shall constitute the "Consulting Term." Until the Effective Date, this agreement shall be of no force or effect and the parties hereto recognize that such date may never occur in which case this agreement will be null and void without further action of the parties hereto.

         2.   POSITION AND RESPONSIBILITIES.

         (a) Consultant hereby agrees to serve as a consultant to the Company and to render such advice and services to the Company as may be reasonably required by the Company including, without limitation, advising the Company with respect to the direction of the Company's research and product development and business development activities. During the Consulting Term, Consultant shall report directly to the Chief Executive Officer of the Company.

         (b) In order to protect the Company's patent rights, any actual research done by Consultant under this Agreement, if any, shall be done at the Company's place of business or at some other location approved in advance by the Company and no research under this Agreement, if any, shall be done by Consultant at his employer's place of business unless the Company has an agreement with such employer to conduct such research.

         3. COMPENSATION. The Company shall pay Consultant at a rate of $3,000 payable monthly in arrears.



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                                                                 Exhibit 10.52



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         4.   STOCK OPTION   In the event, that a partnership, joint venture,
or other funding of the Company or its products, occurs as a result of an introduction by the Consultant to a corporate entity, the Consultant shall be granted an option to purchase Xytronyx Common Stock at the fair market price as of the day prior to either the consummation of the relationship with said corporation or a release of any of the details of such transaction to the public, whichever occurs earlier. These options shall vest over a six month period from the date of such grant and shall be exercisable for a period of five years from the date of issuance.

         5.   EXPENSES.      Consultant shall be reimbursed in accordance with
the policies of the Company for necessary and reasonable business expenses incurred by Consultant in connection with performance of his duties hereunder.

         6.   TERMINATION.   This Agreement and Consultant's retention
hereunder may be terminated prior to the end of the Consulting Term for any reason upon 30 days written notice by either party.

         7.   CONFIDENTIALITY.    Consultant recognizes and acknowledges that
in the course of his duties Consultant may receive confidential or proprietary information owned by the Company, or other third parties with whom the Company has an obligation of confidentiality. Therefore, during and after the Consulting Term, Consultant agrees to keep confidential and not disclose or use (except in connection with the fulfillment of his consulting duties to the Company under this Agreement) all confidential or proprietary information owned by, or received by or on behalf of, the Company unless required is required to be disclosed by legal, administrative or judicial process. "Confidential Information" shall include, but shall not be limited to, confidential or proprietary scientific or technical information or data, business plans, trade secrets, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company. "Confidential Information" shall not include, however, information in the public domain, information disclosed to Consultant by a third party entitled to disclose it without any obligation of confidentiality, or, information already known to Consultant prior to its receipt provided Consultant can evidence such prior knowledge by written documentation.

         8.   OWNERSHIP OF INVENTIONS. In consideration for the


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                                                                 Exhibit 10.52


compensation paid to the Consultant by the Company in paragraph 3 of this Agreement, Consultant hereby assigns to the Company all his right, title and interest in all inventions that arise from his consulting activities for the Company hereunder, and agrees to cooperate fully in the prosecution of any patent application resulting from any such invention, at the expense of the Company, which cooperation shall include executing any necessary documents in connection therewith.

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         9.   SPECIFIC PERFORMANCE.    Consultant acknowledges and agrees that
the Company's remedies at law for a breach or threatened breach of any of the provisions of paragraphs 6 through 8 would be inadequate and, in recognition of this fact, Consultant agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain any form of equitable relief which may be available to it.

         10. REPRESENTATION OF CONSULTANT; USE OF NAME. Consultant represents that there are no binding agreements to which he is a party or by which he is bound, forbidding or restricting his activities herein.

         11. CONSULTANT NOT AN EMPLOYEE. The Company and Consultant hereby acknowledge and agree that Consultant shall perform the services hereunder as an independent contractor and not as an employee of the Company. Consultant agrees that he will file his own tax returns on the basis of his status as an independent contractor for the reporting of all income, social security, employment and other taxes due and owing on the consideration received by him under this Agreement and that he is responsible for the payment of such taxes. Similarly, Consultant shall not be entitled to benefits specifically associated with employment status, such as medical, dental and life insurance, stock or stock options of the Company and shall not be entitled to participate in any other employer benefit programs, except as is set forth in a separate Subscription Agreement between the parties hereto. As an independent contractor, Consultant acknowledges, understands and agrees that he is not, and shall not represent himself to third parties as being, the agent or representative of the Company nor does he have, and shall not represent himself to third parties as having, power or authority to do or take any action for or on behalf of the Company, as its agent, representative or otherwise, except as specifically herein set forth.

         12.  MISCELLANEOUS.

              (a) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of laws.


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                                                                 Exhibit 10.52


              (b) ENTIRE AGREEMENT; AMENDMENT. This Agreement contains the entire understanding of the parties with respect to the retention of Consultant by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

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              (C)  NO WAIVER.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term of any other term of this Agreement.

              (d) SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

              (e)  SUCCESSORS; BINDING AGREEMENT.     This Agreement shall
inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

              (f) COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                        Consultant:


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                        Company:


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                                                                 Exhibit 10.52


                        XYTRONYX, INC.


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                        By:
                        Its: